UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 7, 2005

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

397 EAGLEVIEW BOULEVARD, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02 Termination of a Material Definitive Agreement.

On April 7, 2005, ViroPharma Incorporated (the “Company”) terminated its lease for the Company’s former headquarters facility at 405 Eagleview Boulevard, Exton PA (the “Lease”). Pursuant to the agreement with The Hankin Group (“Hankin”) the Lease terminated effective as of March 31, 2005 as compared to the prior termination date of March 31, 2008, resulting in a reduction of approximately $3.4 million in rental obligations and operating expenses. The Company paid an early termination fee of $976,045 to Hankin. The Company remains eligible to receive all or a portion of its security deposit of $45,899. The Company recorded a $1.1 million charge during the fourth quarter of 2004 related to the Lease termination, which was an estimate of the payments necessary to exit the Lease, including termination and broker fees.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibit No.	Description
	10.1	Lease Termination Agreement between the Company and The Hankin Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: April 8, 2005	By:	/s/ Thomas F. Doyle Thomas F. Doyle Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit Number	Description
10.1	Lease Termination Agreement between the Company and The Hankin Group.